Exhibit 3.46

AMENDED AND RESTATED BYLAWS OF

REBEL DISTRIBUTORS CORP.

A CALIFORNIA CORPORATION

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ARTICLE I

OFFICES AND RECORDS

Section 1.1 California Office. The registered office of Rebel Distributors Corp. (the “Corporation”) in the State of California shall be located at 2875 Michelle Drive, Suite 100, Irvine, California 92606. The registered agent at such address is National Registered Agents, Inc.

Section 1.2 Other Offices. The Corporation may have such other offices, either within or without the State of California, as the Board of Directors of the Corporation (the “Board”) may designate or as the business of the Corporation may from time to time require.

ARTICLE II

SHAREHOLDERS

Section 2.1 Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held at such date, place and/or time as may be fixed by resolution of the Board.

Section 2.2 Special Meeting. Special meetings of shareholders of the Corporation may be called by the Chief Executive Officer, the President or the Board.

Section 2.3 Place of Meeting. The person calling a meeting of shareholders may designate the place of meeting. If no designation is made by the person calling the meeting, the place of meeting shall be the principal office of the Corporation. Notwithstanding the foregoing, the person calling the meeting may determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board may adopt, as permitted by applicable law.

Section 2.4 Notice of Meeting. The Corporation shall notify shareholders of the date, time, and place of each annual and special shareholders’ meeting no fewer than 10 nor more than 60 days before the meeting date. Unless the California General Corporation Law or the Articles of Incorporation require otherwise, the Corporation shall notify only those shareholders entitled to vote at the meeting who have not waived the right to receive notice. Unless the California General Corporation Law or the Articles of Incorporation require otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting, however, must include a description of the purpose or purposes for which the meeting is called.

Section 2.5 Quorum and Adjournment. Except as otherwise required by law, the holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of shareholders. In the absence of a quorum, any meeting of shareholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented at the meeting, but no other business shall be transacted at such meeting. No notice of the time and place of adjourned meetings need be given, provided such adjournment is for less than thirty (30) days and further provided that no new record date is fixed for the adjourned meeting. At any adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. The shareholders present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.6 Proxies. At all meetings of shareholders, a shareholder may vote by proxy by executing a writing authorizing another person or persons to vote or otherwise act on such shareholder’s behalf or by transmitting or authorizing an electronic transmission, together with evidence that such shareholder authorized such transmission. Such proxy must be filed with the Secretary of the Corporation or his or her representative at or before the time of the meeting. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 2.7 Voting. Except as otherwise provided by the Articles of Incorporation, each shareholder shall be entitled to one vote for each share of capital stock of the Corporation owned by such shareholder. Election of directors at all meetings of the shareholders at which directors are to be elected need not be by written ballot, and, except as otherwise set forth in the Articles of Incorporation, a plurality of the votes cast at such meeting shall elect directors. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, all matters other than the election of directors submitted to the shareholders at any meeting shall be decided by the affirmative vote of a majority of the outstanding shares of the Corporation present in person or represented by proxy at the meeting and entitled to vote thereon.

Section 2.8 Action Without a Meeting. Action required or permitted by the California General Corporation Law or these Bylaws to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action or, if so provided in the Articles of Incorporation, by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents bearing the date of signature and describing the action taken, signed by shareholders entitled to take action without a meeting, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest date appearing on a consent delivered to the Corporation, evidence of written consents signed by shareholders sufficient to act by written consent are received by the Corporation. A written consent may be revoked by a writing to that effect received by the Corporation prior to the receipt by the Corporation of unrevoked written consents sufficient in number to take corporate action.

Section 2.9 Waiver of Notice. A shareholder may waive any notice required to be given by law, in the Articles of Incorporation or under these Bylaws (i) by attendance in person or by proxy at a meeting, unless the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to transacting business at the meeting because the meeting was not lawfully called or convened, or (ii) by a writing signed by the person or persons entitled to such notice, or by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated in the notice, which waiver shall be deemed equivalent to such notice.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute, by the Articles of Incorporation or by these Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 3.2 Number, Tenure and Qualifications. Except as otherwise provided by the Articles of Incorporation, the number of directors shall be fixed from time to time by the shareholders of the Corporation or by the Board pursuant to a resolution adopted by a majority of the Whole Board, and each director elected shall hold office until his or her successor is elected and qualified or his or her earlier death, resignation or removal. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

Section 3.3 Regular Meetings. The Board may, by resolution, provide the date and time for the holding of regular meetings of the Board.

Section 3.4 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, the President or at least two (2) members of the Board.

Section 3.5 Place of Meeting. The person or persons calling a meeting of the Board may designate the place of meeting. If no designation is made by the person or persons calling the meeting, the place of meeting shall be the principal office of the Corporation. Notwithstanding the foregoing, the person or persons calling the meeting may determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board may adopt, as permitted by applicable law.

Section 3.6 Action by Unanimous Consent of Directors. The Board may take action without the necessity of a meeting by the unanimous consent of directors. Such consent may be in writing or given by electronic transmission and must be filed with the minutes of proceedings of the Board. Action taken by written consent or electronic transmission shall be effective when all of the directors have signed the consent or given consent by electronic transmission, unless the consent specifies a different effective date.

Section 3.7 Notice. Notice of any special meeting of the Board shall be given to each director in writing or by facsimile transmission, telephone communication or electronic transmission. If mailed, such notice shall be effective if deposited in the U.S. mail, with postage prepaid, addressed to the director at his or her business or residence, at least seven (7) days before such meeting. If sent by reputable courier via overnight delivery, such notice shall be effective if deposited with such reputable courier, addressed to the director at his or her business or residence, at least two (2) days before such meeting. If by facsimile transmission or other electronic transmission, such notice shall be effective if transmitted at least twenty-four (24) hours before the time set for such meeting. If by telephone, the notice shall be effective if given at least twenty-four (24) hours before the time set for such meeting; a message left at the number currently on record with the Corporation shall constitute notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting. A meeting of the Board may be held at any time without notice if all of the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing or by electronic transmission, either before or after such meeting and such waiver is delivered to the Board for inclusion in its records. A director’s attendance at a meeting waives objection to lack of notice or defective notice of such meeting, unless the director, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting.

Section 3.8 Conference Telephone Meetings. Directors may participate in any meeting of the Board by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.9 Quorum and Voting. A majority of the Board shall constitute a quorum for the transaction of business at a meeting of the Board. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 3.10 Vacancies. Except as otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation or removal of a director may be filled by a majority vote of the Board, and any director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.11 Committees.

A. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the committee charter or the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; provided, however, that no committee shall have power or authority in reference to the following matters: (i) approving, adopting or recommending to shareholders any action or matter required by law to be submitted to shareholders for approval; or (ii) adopting, amending or repealing any bylaw.

B. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these Bylaws.

Section 3.12 Removal. Except as otherwise required by law, any director, or the entire Board, may be removed from office at any time, with or without cause, by a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors.

Section 3.13 Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective upon receipt of the notice or at such later time as is stated in the notice. Unless otherwise specified in the notice, acceptance of the notice shall not be required to make any such resignation effective.

Section 3.14 Compensation of Directors. Directors may receive such compensation, if any, for their services and reimbursement for expenses as may be fixed or determined by resolution of the Board or a committee thereof.

ARTICLE IV

OFFICERS

Section 4.1 Number and Duties. The officers of the Corporation may consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, all of such officers to be appointed by the Board. The Board may also appoint as an officer of the Corporation a Chairman of the Board and may appoint other officers (including one or more Assistant Treasurers and Assistant Secretaries) as may be necessary or desirable for the business of the Corporation. The officers appointed by the Board will have the authority and shall perform the duties generally pertaining to their respective offices, subject to the specific provisions set forth in these Bylaws or as may be established by the Board from time to time. The Chief Executive Officer or the President, if any, or any other officer authorized by the Board to appoint other officers, may also from time to time appoint such other officers as may be necessary or desirable for the business of the Corporation. Such other officers shall have such duties as may be prescribed by the Board or by the appointing officer. Any two or more offices may be held by the same person and no officer except the Chairman of the Board need be a director.

Section 4.2 Appointment and Term. An officer shall hold office until his or her successor shall have been appointed or his or her earlier death, resignation or removal. All officers, however appointed, may be removed with or without cause by the Board, and any officer appointed by another officer may also be removed by the appointing officer with or without cause. The Chief Executive Officer and the President shall have the power to suspend from office for cause any officer appointed by the Board, if such suspension is promptly declared in writing to the Board.

Section 4.3 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board and the shareholders of the Corporation and perform such other duties and have such other powers as the Board shall designate from time to time. In the absence of the Chairman of the Board, the Board may designate an individual to preside over any meeting of the Board or the shareholders.

Section 4.4 Chief Executive Officer. The Chief Executive Officer shall be the general manager of the Corporation and, subject to the control of the Board, shall generally supervise and control all of the business and affairs of the Corporation. The Chief Executive Officer will have any other authority and shall perform any other duties that the Board may delegate to him or her from time to time.

Section 4.5 President. The President shall be the chief operating officer of the Corporation and shall be subject to the general supervision, direction, and control of the Chief Executive Officer, unless the Board provides otherwise. The President shall see that all orders and resolutions of the Board are carried into effect. The President will have any other authority and shall perform any other duties that the Board may delegate to him or her from time to time.

Section 4.6 Vice Presidents. In the case of absence or disability of the Chief Executive Officer and the President, or at the direction of the President, the Vice President, if any, will have the authority and shall perform the duties of the President. If the Corporation has more than one Vice President, the Vice President, in order of the length of service as such, unless otherwise determined by the Board, shall act in lieu of the President. A Vice President shall have any other authority and shall perform any other duties that the Board or the Chief Executive Officer or President may delegate to him or her from time to time.

Section 4.7 Secretary. The Secretary shall: (i) keep the minutes of the meetings of the Board and of all committees and the shareholders; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) maintain and authenticate the records of the Corporation; (iv) serve as custodian of the seal, if any, of the Corporation and see that any such seal is affixed to all documents for which execution on behalf of the Corporation under seal is duly authorized; and (v) attest the signature or certify the incumbency or signature of any officer of the Corporation. The Secretary will have any other authority and shall perform any other duties that the Board or the Chief Executive Officer or President may delegate to him or her from time to time. In the case of absence or disability of the Secretary, or at the direction of the Chief Executive Officer or President, any Assistant Secretary will have the authority and may perform the duties of the Secretary.

Section 4.8 Treasurer. The Treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such depositories as shall be selected in accordance with the provisions of these Bylaws; (ii) maintain appropriate accounting records; (iii) prepare, or cause to be prepared, annual financial statements of the Corporation that include a balance sheet as of the end of the fiscal year and an income and cash flow statement for that year. The Treasurer will have any other authority and shall perform any other duties that the Board or the Chief Executive Officer or President may delegate to him or her from time to time. In the case of absence or disability of the Treasurer, or at the direction of the Chief Executive Officer or President, any Assistant Treasurer will have the authority and may perform the duties of the Treasurer.

Section 4.9 Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective upon receipt of the notice or at such later time as is stated in the notice. Unless otherwise specified in the notice, acceptance of the notice shall not be required to make any such resignation effective.

Section 4.10 Contracts, Checks and Drafts. Except as otherwise required by law, by the Articles of Incorporation or these Bylaws, or by resolution of the Board, any contracts, deeds, leases, bonds or other similar instruments to be made or executed by or on behalf of the Corporation may be executed and delivered by the Chief Executive Officer, the President, any Vice President, the

Secretary or the Treasurer or by any such other officer(s) of the Corporation as the Board may from time to time direct. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the Chief Executive Officer, the President or the Treasurer or by such other officer(s) or agent(s) of the Corporation and in such other manner as the Board may from time to time determine. Subject to any restrictions imposed by the Board, the Chief Executive Officer or the President may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 4.11 Voting Securities Owned by the Corporation. Unless otherwise directed by the Board, the Chief Executive Officer, the President, any Vice President or the Secretary shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of the shareholders or members of or with respect to any action of the shareholders or members of any other entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers that this Corporation may possess by reason of its ownership of securities in such other entity. Any person authorized to vote securities shall have the power to appoint proxies with general power of substitution.

ARTICLE V

STOCK CERTIFICATES AND TRANSFERS

Section 5.1 Stock Certificates and Transfers.

A. The Corporation’s shares may be certificated and shall be registered on the books of the Corporation with the name and address of the person to whom the shares are issued, the number of shares and the date of issue. Any certificates representing shares of the Corporation shall be in such form as the Board, Chief Executive Officer, President or Secretary may from time to time prescribe. The shares of stock of the Corporation shall be transferred on the books of the Corporation upon the request of the holder of such shares and upon surrender for cancellation of certificates for the same number of shares, with a duly executed assignment and power of transfer endorsed thereon or attached thereto and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

B. Any certificates of stock shall be signed by or in the name of the Corporation by at least two of the following officers: the Chief Executive Officer, the President, the Treasurer or the Secretary. All or any of the signatures on any certificates may be facsimile signatures. In case any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

C. The Board, the Chief Executive Officer, the President, or the Secretary may issue or cause to be issued a new certificate of stock in place of any certificate previously issued by the Corporation that is alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing issuance of a new certificate, the Board or any such officer may, as a condition precedent to the issuance, require the owner of such lost, stolen or destroyed certificate(s), or such owner’s legal representative, to indemnify the Corporation or to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate.

ARTICLE VI

INDEMNIFICATION FOR ACTS OR OMISSIONS OCURRING ON OR BEFORE MAY 4, 2012

Article VI of these Bylaws shall govern acts and omissions by Indemnitees or Indemnitee Agents (as defined in this Article VI below) occurring on or before May 4, 2012.

Section 6.1. Indemnification—Third Party Proceedings. The Corporation shall indemnify any person (as used in this Article VI, the “Indemnitee”) who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director or officer of the corporation, or any subsidiary of the corporation, and the Corporation may indemnify a person who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an employee or other agent of the Corporation (as used in this Article VI, the “Indemnitee Agent”) by reason of any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, director or agent or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including subject to Section 6.19, attorneys’ fees and any expenses of establishing a right to indemnification pursuant to this Article VI or under California law), judgments, fines, settlements (if such settlement is approved in advance by the Corporation, which approval shall not be unreasonably withheld) and other amounts actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with such proceeding if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, if Indemnitee or Indemnitee Agent had no reasonable cause to believe Indemnitee’s or Indemnitee Agent’s conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee or Indemnitee Agent did not act in good faith and in a manner which Indemnitee or Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal proceedings, would not create a presumption that Indemnitee or Indemnitee Agent had reasonable cause to believe that Indemnitee’s or Indemnitee Agent’s conduct was unlawful.

Section 6.2. Indemnification—Proceedings by or in the Right of the Corporation. The Corporation shall indemnify Indemnitee and may indemnify Indemnitee Agent if Indemnitee, or Indemnitee Agent, as the case may be, was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation or any subsidiary of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee or Indemnitee Agent is or was a director, officer, employee or other agent of the Corporation, or any subsidiary of the Corporation, by reason of any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, director or agent or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including subject to Section 6.19, attorneys’ fees and any expenses of establishing a right to indemnification pursuant to this Article VI or under California law) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with the defense or settlement of the proceeding if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent believed to be in or not opposed to the best interests of the Corporation and its shareholders, except that no indemnification shall be made with respect to any claim, issue or matter to which Indemnitee or Indemnitee Agent shall have been adjudged to have been liable to the Corporation in the performance of Indemnitee’s or Indemnitee Agent’s duty to the Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee or Indemnitee Agent is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

Section 6.3. Successful Defense on Merits. To the extent that Indemnitee or Indemnitee Agent without limitation has been successful on the merits in defense of any proceeding referred to in Sections 6.1 or 6.2 above, or in defense of any claim, issue or matter therein, the Corporation shall indemnify Indemnitee or Indemnitee Agent against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection therewith.

Section 6.4. Certain Terms Defined. For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans, references to “fines” shall include any excise taxes assessed on Indemnitee or Indemnitee Agent with respect to an employee benefit plan, and references to “proceeding” shall include any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. For purposes of this Article VI, references to “Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, or other agent of such a constituent corporation or who, being or having been such a director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

Section 6.5. Advancement of Expenses. The Corporation shall advance all expenses incurred by Indemnitee and may advance all or any expenses incurred by Indemnitee Agent in connection with the investigation, defense, settlement (excluding amounts actually paid in settlement of any action, suit or proceeding) or appeal of any civil or criminal action, suit or proceeding referenced in Sections 6.1 or 6.2 hereof. Indemnitee or Indemnitee Agent hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that Indemnitee or Indemnitee Agent is not entitled to be indemnified by the Corporation as authorized hereby. The advances to be made hereunder shall be paid by the Corporation (i) to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Corporation; and (ii) to Indemnitee Agent within twenty (20) days following the later of a written request therefor by Indemnitee Agent to the Corporation and determination by the Corporation to advance expenses to Indemnitee Agent pursuant to the Corporation’s discretionary authority hereunder.

Section 6.6. Notice of Claim. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Article VI, and Indemnitee Agent shall, as a condition precedent to his or her ability to be indemnified under this Article VI, give the Corporation notice in writing as soon as practicable of any claim made against Indemnitee or Indemnitee Agent, as the case may be, for which indemnification will or could be sought under this Article VI. Notice to the Corporation shall be directed to the Secretary of the Corporation at the principal business office of the Corporation (or such other address as the Corporation shall designate in writing to Indemnitee). In addition, Indemnitee or Indemnitee Agent shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee’s or Indemnitee Agent’s power.

Section 6.7. Enforcement Rights. Any indemnification provided for in Sections 6.1 or 6.2 or 6.3 shall be made no later than sixty (60) days after receipt of the written request of Indemnitee. If a claim or request under this Article VI, under any statute, or under any provision of the Corporation’s Articles of Incorporation providing for indemnification is not paid by the Corporation, or on its behalf, within sixty (60) days after written request for payment thereof has been received by the Corporation, Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or request, and subject to Section 6.19, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 6.5 unless and until such defense may be finally adjudicated by court order or judgment for which no further right of appeal exists. The parties hereto intend that if the Corporation contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be a decision for the court, and no presumption regarding whether the applicable standard has been met will arise based on any determination or lack of determination of such by the Corporation (including its Board or any subgroup thereof, independent legal counsel or its shareholders). The board of directors may, in its discretion, provide by resolution for similar or identical enforcement rights for any Indemnitee Agent.

Section 6.8. Assumption of Defense. In the event the Corporation shall be obligated to pay the expenses of any proceeding against the Indemnitee or Indemnitee Agent, as the case may be, the Corporation, if appropriate, shall be entitled to assume the defense of such proceeding with counsel approved by. Indemnitee or Indemnitee Agent, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee or Indemnitee Agent of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee or Indemnitee Agent and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee or Indemnitee Agent under this Article VI for any fees of counsel subsequently incurred by Indemnitee or Indemnitee Agent with respect to the same proceeding, unless (i) the employment of counsel by Indemnitee or Indemnitee Agent is authorized by the Corporation, (ii) Indemnitee or Indemnitee Agent shall have reasonably concluded that there may be a conflict of interest of such counsel retained by the Corporation between the Corporation and Indemnitee or Indemnitee Agent in the conduct of such defense, or (iii) the Corporation ceases or terminates the employment of such counsel with respect to the defense of such proceeding, in any of which events then the fees and expenses of Indemnitee’s or Indemnitee Agent’s counsel shall be at the expense of the Corporation. At all times, Indemnitee or Indemnitee Agent shall have the right to employ other counsel in any such proceeding at Indemnitee’s or Indemnitee Agent’s expense.

Section 6.9. Approval of Expenses. No expenses for which indemnity shall be sought under this Article VI, other than those in respect of judgments and verdicts actually rendered, shall be incurred without the prior consent of the Corporation, which consent shall not be unreasonably withheld.

Section 6.10. Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee or Indemnitee Agent, who shall do all things that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.11. Exceptions. Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to this Article VI:

(a) Excluded Acts. To indemnify Indemnitee (i) as to circumstances in which indemnity is expressly prohibited pursuant to California law, or (ii) for any acts or omissions or transactions from which a director may not be relieved of liability pursuant to California law; or

(b) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Article VI or any other statute or law or as otherwise required under the Corporations Code of California, but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the board of directors has approved the initiation or bringing of such suit; or

(c) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Article VI, if a court of competent jurisdiction determines that such proceeding was not made in good faith or was frivolous; or

(d) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Corporation; or

(e) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

Section 6.12. Partial Indemnification. If Indemnitee is entitled under any provision of this Article VI to indemnification by the Corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by the Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

Section 6.13. Coverage. This Article VI shall, to the extent permitted by law, apply to acts or omissions of (i) Indemnitee which occurred prior to the adoption of this Article VI if Indemnitee was a director or officer of the Corporation or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred; and (ii) Indemnitee Agent which occurred prior to the adoption of this Article VI if Indemnitee Agent was an employee or other agent of the Corporation or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the time such act or omission occurred. All rights to indemnification under this Article VI shall be deemed to be provided by a contract between the Corporation and the Indemnitee in which the Corporation hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the Corporation’s Articles of Incorporation, these Bylaws or by statute. Any repeal or modification of these Bylaws, the Corporations Code of California or any other applicable law shall not affect any rights or obligations then existing under this Article VI. The provisions of this Article VI shall continue as to Indemnitee and Indemnitee Agent for any action taken or not taken while serving in an indemnified capacity even though the Indemnitee or Indemnitee Agent may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding. This Article VI shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee Agent and Indemnitee’s and Indemnitee Agent’s estate, heirs, legal representatives and assigns.

Section 6.14. Non-Exclusivity. Nothing herein shall be deemed to diminish or otherwise restrict any rights to which Indemnitee or Indemnitee Agent may be entitled under the Corporation’s Articles of Incorporation, these Bylaws, any agreement, any vote of shareholders or disinterested directors, or under the laws of the State of California.

Section 6.15. Severability. Nothing in this Article VI is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee or Indemnitee Agent to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated.

Section 6.16. Mutual Acknowledgment. Both the Corporation and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Corporation from indemnifying its directors and officers under this Article VI or otherwise. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify Indemnitee.

Section 6.17. Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 6.6 hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

Section 6.18. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Article VI to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that the action was not instituted in good faith or was frivolous. In the event of an action instituted by or in the name of the Corporation under this Article VI, or to enforce or interpret any of the terms of this Article VI, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that Indemnitee’s defenses to such action were not made in good faith or were frivolous. The board of directors may, in its discretion, provide by resolution for payment of such attorneys’ fees to any Indemnitee Agent.

Section 6.19. Notice. All notices, requests, demands and other communications under this Article VI shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.

ARTICLE VII

INDEMNIFICATION FOR ACTS OR OMISSIONS OCCURING AFTER MAY 4, 2012

Article VII of these Bylaws shall govern acts and omissions by Indemnitees (as defined below) occurring after May 4, 2012.

Section 7.1 Right to Indemnification. The Corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any formal or informal, threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, manager, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), where the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, manager, partner, trustee, employee or agent, to the fullest extent authorized by the California General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection with such Proceeding, and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, member, manager, partner, trustee, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 6.3 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board. The Corporation may, by resolution of the Board, provide indemnification and Advancement of Expenses (as defined in Section 6.2) to employees and agents of the Corporation with the same scope and effect as the indemnification and advancement of expenses provided to directors and officers in this Article VI.

Section 7.2 Right to Advancement of Expenses. Expenses (including attorneys’ fees, costs and charges) incurred by an Indemnitee in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding (hereinafter an “Advancement of Expenses”); provided, however, that, if the California General Corporation Law requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon (a) delivery to the Corporation of (i) an affirmation by such Indemnitee of his or her good faith belief that he or she has met the standard of conduct required for Advancement of Expenses by the California General Corporation Law and (ii) an undertaking (an “Undertaking”), by or on behalf of such

Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 6.2 or otherwise, and (b) a determination by the Board that the facts then known to the Board would not preclude the Advancement of Expenses.

Section 7.3 Right of Indemnitee to Bring Suit. The rights to indemnification and to the Advancement of Expenses conferred in Section 6.1 and Section 6.2, respectively, shall be contract rights. If a claim under Section 6.1 or Section 6.2 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to also be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the California General Corporation Law. Neither the failure of the Corporation (including the Board, its legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the California General Corporation Law, nor an actual determination by the Corporation (including the Board, its legal counsel, or its shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to the suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this Article VI or otherwise shall be on the Corporation.

Section 7.4 Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article VI shall not be exclusive of any other right that any person may have or hereafter acquire under the Articles of Incorporation, these Bylaws, or any statute, agreement, vote of shareholders or disinterested directors or otherwise.

Section 7.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, member, manager, partner, trustee, employee or agent of the Corporation or another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the California General Corporation Law.

Section 7.6 Other Sources of Indemnification. The Corporation’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, member, manager, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise shall be reduced by any amount such person has actually collected as indemnification or Advancement of Expenses from such other corporation, partnership, joint venture, trust or other enterprise.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Dividends; Reserves. The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation; provided that such dividend payments do not conflict with any other applicable contractual, legal or other prohibition on the payment of dividends by the Corporation. In addition, the Board may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 8.2 Seal. If the Corporation shall have a corporate seal, it shall have inscribed on it the name of the Corporation and shall be in such form as may be approved from time to time by the Board.

ARTICLE IX

AMENDMENTS

Section 9.1 Amendments. Subject to the provisions of the Articles of Incorporation, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the shareholders or the Board.

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